Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-48607, 333-92274, and 333-92272) on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements appearing in this Annual Report on Form
10-K of Cowlitz Bancorporation for the year ended December 31, 2008.

Portland, Oregon

March 31, 2009